Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

Bakkt Holdings, Inc (f/k/a VPC Impact Acquisition Holdings)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bakkt Holdings, Inc (the “Company”) as of October 14, 2021 and December 31, 2020, the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the period from January 1, 2021 through October 14, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 14, 2021 and December 31, 2020, and the results of its operations and its cash flows for the period from January 1, 2021 through October 14, 2021 and for the period from July 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

PCAOB ID 100

March 28, 2022

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

CONSOLIDATED BALANCE SHEETS

	As of October 14, 2021	As of December 31, 2020
	(Audited)	(Audited)
ASSETS
Current assets
Cash	$528,642	$1,177,678
Prepaid expenses	—	234,959

Total Current Assets	528,642	1,412,637
Cash and investments held in Trust Account	207,396,459	207,376,213

TOTAL ASSETS	$207,925,101	$208,788,850

LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts payable and accrued expenses	$15,798,751	$893,415
Accrued offering costs	—	2,230

Total Current Liabilities	15,798,751	895,645
Warrant liabilities	31,842,785	22,513,065
Deferred underwriting fee payable	7,258,021	7,258,021

Total Liabilities	54,899,557	30,666,731

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 20,737,202 shares at $10.00 per share as of October 14, 2021 and December 31, 2020	207,372,020	207,372,020
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized at October 14, 2021 and December 31, 2020	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,184,300 shares issued and outstanding at October 14, 2021 and December 31, 2020	518	518
Additional paid-in capital	—	—
Accumulated deficit	(54,346,994)	(29,250,419)

Total Shareholders’ Deficit	(54,346,476)	(29,249,901)

TOTAL LIABILITIES, ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT	$207,925,101	$208,788,850

The accompanying notes are an integral part of these consolidated financial statements.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

	For The Period From January 1, 2021 To October 14,	For The Period From July 31, 2020 (inception) through December 31,
	2021	2020
General and administrative expenses	$15,791,577	$1,006,862

Loss from operations	(15,791,577)	(1,006,862)
Other income (expense):
Other Income	4,476	—
Interest earned on investments held in Trust Account	20,246	4,193
Transaction Costs allocable to warrant liabilities	—	(768,391)
Change in fair value of warrant liabilities	(9,329,720)	(3,090,130)

Total other income (expense), net	(9,304,998)	(3,854,328)

Net loss	$(25,096,575)	$(4,861,190)

Weighted average shares outstanding of Class A ordinary shares	20,737,202	13,429,289

Basic and diluted net loss per share, Class A	$(0.97)	$(0.26)

Weighted average shares outstanding of Class B ordinary shares	5,184,300	5,111,809

Basic and diluted net loss per share, Class B	$(0.97)	$(0.26)

The accompanying notes are an integral part of these consolidated financial statements.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(AUDITED)

FOR THE PERIOD FROM JANUARY 1, 2021 THROUGH OCTOBER 14, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	—	$—	5,184,300	$518	$—	$(29,250,419)	$(29,249,901)
Net loss	—	—	—	—	—	(33,671,616)	(33,671,616)

Balance – March 31, 2021	—	$—	5,184,300	$518	$—	$(62,922,035)	$(62,921,517)
Net income	—	—	—	—	—	21,269,658	21,269,658

Balance – June 30, 2021	—	$—	5,184,300	$518	$—	$(41,652,377)	$(41,651,859)
Net loss	—	—	—	—	—	(483,148)	(483,148)

Balance – September 30, 2021	—	$—	5,184,300	$518	$—	$(42,135,525)	$(42,135,007)
Net loss	—	—	—	—	—	(12,211,469)	(12,211,469)

Balance – October 14, 2021	—	$—	5,184,300	$518	$—	$(54,346,994)	$(54,346,476)

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(AUDITED)

FOR THE PERIOD FROM JULY 31, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance—July 31, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Forfeiture of 565,700 Sponsor shares	—	—	(565,700)	(57)		—	—
Accretion for Class A ordinary shares to redemption amount	—	—	—	—	(24,425)	(24,389,286)	(24,413,711)
Ordinary shares subject to possible redemption	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(4,861,190)	(4,861,190)

Balance—December 31, 2020	—	$—	5,184,300	$518	$—	$(29,250,419)	$(29,249,901)

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	For The Period From January 1, 2021 To October 14, 2021	As of December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(25,096,575)	$(4,861,190)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	9,329,720	3,090,130
Formation cost paid by Sponsor in exchange for issuance of founder shares	—	6,606
Interest earned on investments held in Trust Account	(20,246)	(4,193)
Transaction costs allocated to warrants	—	768,391
Changes in operating assets and liabilities:
Prepaid expenses	234,959	(234,959)
Accounts payable and accrued expenses	14,903,106	893,415

Net cash used in operating activities	(649,036)	(341,800)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	—	(207,372,020)

Net cash used in investing activities	—	(207,372,020)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discount paid	—	203,224,580
Proceeds from sale of Private Placement Units	—	6,147,440
Payment of offering costs	—	(397,793)
Repayment of promissory note – related party	—	(82,729)

Net cash provided by financing activities	—	208,891,498
Net Change in Cash	(649,036)	1,177,678
Cash – Beginning of period	1,177,678	—

Cash – End of period	$528,642	$1,177,678

Non-Cash investing and financing activities:
Initial classification of warrant liabilities
Deferred underwriting fee payable	$—	$20,960,000

Offering costs paid through promissory note	$—	7,258,021

Offering costs paid by sponsor in exchange for issuance of Founder Shares	$—	82,729

Offering costs included in accrued offering costs	$—	18,394

Offering costs included in accrued offering costs	$—	2,230

	$—	(57)

The accompanying notes are an integral part of these consolidated financial statements.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

VPC Impact Acquisition Holdings (now known as BAKKT holdings Inc.) (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 31, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

On January 11, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Pylon Merger Company LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Bakkt Holdings, LLC, a Delaware limited liability company (“Bakkt”), a transformative digital asset marketplace launched in 2018 by Intercontinental Exchange, Inc. (“ICE”) and a group of investors and strategic partners (see Note 6).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

Business Combination

On October 15, 2021 (the “Closing Date”), VPC Impact Acquisition Holdings (“VIH”) consummated the previously announced merger (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 2021 (as amended, the “Merger Agreement”), by and among VIH, Pylon Merger Company LLC, a Delaware corporation and direct wholly owned subsidiary of VIH (“Merger Sub”), and Bakkt Opco Holdings, LLC, a Delaware limited liability corporation (f/k/a Bakkt Holdings, LLC) (“Opco”) (the Merger and other transactions contemplated by the Merger Agreement, collectively the “Business Combination”).

As contemplated by the Merger Agreement and described in the section entitled “Domestication Proposal” beginning on page 167 of the final prospectus and definitive proxy statement, dated September 17, 2021 (the “Proxy Statement”) as filed with the Securities and Exchange Commission (the “SEC”), VIH filed on October 14, 2021 a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and on the Closing Date, a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VIH was domesticated and continues as a Delaware corporation (the “Domestication”), changing its name to “Bakkt Holdings, Inc.” (the “Company,” “we,” “us,” and “our”).

As a result of and upon the effective time of the Domestication (the “Effective Time”), (a) each unit of VIH issued and outstanding immediately prior to the Effective Time was automatically separated into the underlying Class A Ordinary Share, par value $0.0001 per share, of VIH (each, a “VIH Class A Ordinary Share”) and one-half of a redeemable warrant exercisable for a VIH Class A Ordinary Share (“VIH Warrants”); (b) each VIH Class A Ordinary Share issued and outstanding immediately prior to the Effective Time automatically converted into one share of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (provided that each VIH Class A Ordinary Share owned by Public Shareholders (as defined in the Proxy Statement) who validly elected to redeem their VIH Class A Ordinary Shares was redeemed for cash in an amount equal to approximately $10.01 per VIH Class A Ordinary Share (collectively, the “Redemption”)); (c) each Class B Ordinary Share, par value $0.0001 per share, of VIH issued and outstanding immediately prior to the Effective Time was automatically converted into one share of Class A Common Stock; (d) each VIH Warrant was automatically converted into a redeemable warrant exercisable for one share of Class A Common Stock (“Public Warrants”) on the same terms as and subject to the same conditions as were in effect prior to such conversion; and (e) each Private Placement Warrant (as defined in the Proxy Statement and, together with the Public Warrants, the “Warrants”) issued and outstanding prior to the Effective Time was automatically converted into a warrant exercisable for one share of Class A Common Stock on the same terms and subject to the same conditions as were in effect prior to such conversion.

In connection with the Merger, all outstanding membership interests and rights to acquire membership interests in Opco were exchanged for an aggregate of 208,200,000 common units of Opco (“Opco Common Units”) and an equal number of newly issued shares of the Company’s Class V Common Stock, par value $0.0001 per share (“Class V Common Stock”), which are non-economic, voting shares of the Company, of which 207,406,648 are outstanding and 793,352 reserved for issuance upon the exercise of a warrant agreement. Each Opco Common Unit, when coupled with one share of Class V Common Stock is referred to as a “Paired Interest.” Paired Interests may be exchanged for one share of Class A Common Stock or the Cash Amount (as defined in the Proxy Statement) in accordance with the Third Amended and Restated Limited Liability Company Agreement of Opco (the “Opco LLC Agreement”) and the Exchange Agreement (the “Exchange Agreement”).

Following the closing of the Business Combination (the “Closing”), the Company became organized in what is commonly referred to as an umbrella partnership corporation, or “up-C,” structure in which substantially all of the assets and the business of the Company are held by Opco and its subsidiaries, and the Company’s only direct assets consist of Opco Common Units and its managing member interest in Opco. Following the Closing, the Company owned approximately 19.4% of the Opco Common Units and with the remaining Opco Common Units being owned by the equity owners of Opco prior to the Merger.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

PIPE Investment

On the Closing Date, a number of purchasers (the “PIPE Investors,” which included certain equity holders of VIH and Opco) purchased from the Company an aggregate of 32,500,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $325 million (the “PIPE Investment”), pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into on January 11, 2021. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the PIPE Investors with respect to the PIPE Shares. The offering of the PIPE Shares was not registered under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The PIPE Investment was consummated following the Effective Time and immediately prior to the Closing.

Business Prior to the Business Combination

All activity from inception through October 14, 2021 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination and consummating the acquisition of BAKKT Holdings Inc.

The registration statement for the Company’s Initial Public Offering was declared effective on September 22, 2020. On September 25, 2020 the Company consummated the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), generating gross proceeds of $200,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to VPC Impact Acquisition Holdings Sponsor, LLC (the “Sponsor”), generating gross proceeds of $6,000,000, which is described in Note 4.

On September 29, 2020, the underwriters notified the Company of their intention to partially exercise their over-allotment option on October 1, 2020. As such, on October 1, 2020, the Company consummated the sale of an additional 737,202 Units, at $10.00 per Unit, and the sale of an additional 147,440 Private Placement Warrants, at $1.00 per Private Warrant, generating total gross proceeds of $7,519,460.

Transaction costs charged to equity amounted to $11,906,607, consisting of $4,147,440 of underwriting fees, $7,258,021 of deferred underwriting fees and $501,146 of other offering costs.

Following the closing of the Initial Public Offering on September 25, 2020 and the partial exercise of the underwriter’s over-allotment on October 1, 2020, an amount of $207,372,020 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account.

Liquidity and Capital Resources

As of October 14, 2021, the Company had $528,642 in its operating bank accounts and working capital deficit of $15,270,109 million.

Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through a contribution of $25,000 from Sponsor to cover for certain formation and offering costs in exchange for the issuance of the Founder Shares, the loan of up to $300,000 from the Sponsor pursuant to the Note (see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Note was repaid on September 25, 2020.

Until the consummation of the Business Combination, the Company used the funds not held in the Trust Account for identifying and evaluating target businesses, performing due diligence on prospective target businesses, traveling to and from the offices, plants or similar location of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and completing a Business Combination, which was the Business Combination with BAKKT Holdings Inc. The Company completed its Business Combination on October 15, 2021 and has raised sufficient capital for its operations.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying audited consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying audited consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K originally filed with the SEC on March 31, 2021 (as amended and restated on May 24, 2021 and December 7, 2021). The interim results for the period from October 1, 2021 through October 14, 2021 are not necessarily indicative of the results to be expected for the period ending December 31, 2021 or for any future interim periods.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of October 14, 2021 and December 31, 2020.

Investments held in Trust Account

The Company’s portfolio of investments held in trust is comprised solely of investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in interest earned on marketable securities held in Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the Private Placement Warrants was estimated using a Black-Scholes Option Pricing Model (see Note 9). For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value of the Public Warrants as each relevant date.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at October 14, 2021 and December 31, 2020, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

At October 14, 2021 and December 31, 2020, the Class A ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$207,372,020
Less:
Proceeds allocated to Public Warrants	(13,275,495)
Class A ordinary shares issuance costs	(11,138,216)
Plus:
Accretion of carrying value to redemption value	24,413,711

Class A ordinary shares subject to possible redemption	$207,372,020

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $11,906,606, of which $11,138,216 were charged to shareholders’ equity upon the completion of the Initial Public Offering and $768,391 were expensed to the consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of October 14, 2021 and December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) Per Ordinary Share (Restated)

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of ordinary shares. Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 16,516,041 Class A ordinary shares in the aggregate. As of October 14, 2021 and 2020, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):

	For The Period From January 1, 2021 To October 14, 2021		For The Period From July 31, 2020 (inception) through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net loss per ordinary share
Numerator:
Allocation of net loss, as adjusted	$(20,077,260)	$(5,019,315)	$(3,520,953)	$(1,340,237)
Denominator:
Basic and diluted weighted average shares outstanding	20,737,202	5,184,300	13,429,289	5,111,809

Basic and diluted net loss per ordinary share	$(0.97)	$(0.97)	$(0.26)	$(0.26)

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s consolidated balance sheets, primarily due to their short-term nature, with the exception of the warrant liabilities (see Note 9).

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2020-06 effective as of January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 3—INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units, at a purchase price of $10.00 per Unit. In connection with the underwriters’ partial exercise of the over-allotment option on October 1, 2020, the Company sold an additional 737,202 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

NOTE 4—PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,000,000. In connection with the underwriters’ partial exercise of the over-allotment option on October 1, 2020, the Company sold an additional 147,440 Private Placement Warrants, at a purchase price of $1.00 per Private Placement Warrants, for an aggregate purchase price of $147,440. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5—RELATED PARTY TRANSACTIONS

Founder Shares

On August 3, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 5,750,000 Class B ordinary shares (the “Founder Shares”). In September 2020, the Sponsor transferred an aggregate of 60,000 Founder Shares to members of the Company’s board of directors, resulting in the Sponsor holding 5,690,000 Founder Shares. The Founder Shares included an aggregate of up to 750,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 565,700 Founder Shares were forfeited and 184,300 Founder Shares are no longer subject to forfeiture resulting in an aggregate of 5,184,300 Founder Shares outstanding at October 1, 2020.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

Commencing on September 25, 2020, the Company entered into an agreement to pay the Sponsor up to $10,000 per month for office space, utilities, secretarial and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period ended October 14, 2021 and for the period from July 31, 2020 (inception) through September 30, 2020, the Company incurred $30,000, $90,000 and $0 in fees for these services, respectively. As of October 14, 2021 and December 31, 2020, $110,000 and $30,000 remained unpaid in the accrued expenses line item on the balance sheets, respectively.

NOTE 6—COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Shareholders Rights

Pursuant to a registration rights agreement entered into on September 22, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) are entitled to registration rights requiring the Company to register a sale of any of its securities held by them. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,258,021 in the aggregate. The deferred fee was paid to the underwriters at the closing of the Business Combination on October 15, 2021.

Merger Agreement

On January 11, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Pylon Merger Company LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Bakkt Holdings, LLC, a Delaware limited liability company (“Bakkt”), a transformative digital asset marketplace launched in 2018 by Intercontinental Exchange, Inc. (“ICE”) and a group of investors and strategic partners.

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the “Proposed Transaction”): (i) at the closing of the transactions contemplated by the Merger Agreement, Merger Sub will merge (the “Merger”) with and into Bakkt, the separate corporate existence of Merger Sub will cease and Bakkt will be the surviving limited liability company, to be renamed Bakkt Opco Holdings, LLC (“Bakkt Opco”); (ii) immediately prior to the closing of the PIPE Investment and the effective time of the Merger, the Company will be renamed “Bakkt Holdings, Inc.” (referred to hereinafter as “Bakkt Pubco”); and (iii) as a result of the Merger, the aggregate consideration to be received in respect of the Merger by all of the Bakkt interest holders will be an aggregate of 208,200,000 common units of Bakkt Opco (“Bakkt Opco Units”) and 208,200,000 shares of class V common stock of Bakkt Pubco, which will be non-economic voting shares of Bakkt Pubco.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

Subscription Agreements

On January 11, 2021, concurrently with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors” which include certain existing equity holders of the Company and Bakkt), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 32,500,000 Bakkt Pubco Class A Shares for an aggregate purchase price equal to $325,000,000 (the “PIPE Investment”). The PIPE Investment will be consummated immediately prior to the closing of the Merger Agreement. The Subscription Agreements provide for certain customary registration rights for the PIPE Investors. The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) the mutual written agreement of the parties to such Subscription Agreement; and (c) December 31, 2021.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preference Shares—The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of October 14, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares— At October 14, 2021 and December 31, 2020, there were 20,737,202 Class A ordinary shares issued and outstanding, including Class A ordinary shares subject to possible redemption which are presented as temporary equity.

Class B Ordinary Shares—The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of October 14, 2021 and December 31, 2020, there were 5,184,300 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the appointment of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law and except that in a vote to continue the Company in a jurisdiction outside the Cayman Islands, holders of Class B ordinary shares will have ten votes per share and holders of Class A ordinary shares will have one vote per share.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

NOTE 8 — WARRANTS LIABILITIES

At October 14, 2021 and December 31, 2020, the fair value of the Public Warrants was $17,211,878 and $11,509,147, respectively and the fair value of the Private Placement Warrants was $14,618,000 and $11,003,918 respectively. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Company’s Class A ordinary shares;

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption of the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 10 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At October 14, 2021 and December 31, 2020, assets held in the Trust Account were comprised of $207,396,459 and $207,376,213 in money market funds which are invested primarily in U.S. Treasury Securities, respectively. Through October 14, 2021, the Company did not withdraw any interest income from the Trust Account.

At October 14, 2021 and December 31, 2020, there were 10,368,601 Public Warrants and 6,147,440 Private Placement Warrants outstanding.

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at October 14, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at October 14, 2021 and December 31, 2020 are as follows:

Description	As of October 14, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and Investments held in Trust Account	$207,396,459	$207,396,459	$—	$—

Liabilities:
Warrant Liability – Public Warrants	$17,211,878	$17,211,878	$—	$—

Warrant Liability – Private Placement Warrants	$14,630,907	$—	$—	$14,630,907

Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and Investments held in Trust Account	$207,376,213	$207,376,213	$—	$—

Liabilities:
Warrant Liability – Public Warrants	$11,509,147	$11,509,147	$—	$—

Warrant Liability – Private Placement Warrants	$11,003,918	$—	$—	$11,003,918

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the accompanying consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the change in fair value of warrant liabilities in the consolidated statements of operations.

The Private Placement Warrants were valued using a Black-Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The measurement of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value of the Public Warrants as of each relevant date.

The following table presents the quantitative information regarding Level 3 fair value measurements:

	October 14, 2021	December 31, 2020
Stock price	$9.68	$10.08
Exercise price	$11.50	$11.50
Risk-free rate	1.13%	0.36%
Volatility	35.0%	25.0%
Term (in years)	5.0	5.0
Dividend yield	0.0%	0.0%

BAKKT HOLDINGS INC. (F/K/A VPC IMPACT ACQUISITION HOLDINGS)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 14, 2021

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of September 25, 2020 (IPO)	$8,160,000	$12,800,000	$20,960,000
Measurement on October 1, 2020 (Overa-Allotment)	200,518	475,495	676,013
Change in fair value	2,643,400	100,000	2,743,400
Transfer to Level 1 from Level 3	—	(13,375,495)	(13,375,495)

Fair value as of January 1, 2021	11,003,918	—	11,003,918
Change in fair value	1,725,421	—	1,725,421

Fair value as of October 14, 2021	$14,630,907	$—	$14,630,907

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three and nine months ended October 14, 2021. Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $13,275,495 during the period from September 25, 2020 through December 31, 2020.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the audited consolidated financial statements were issued. Based upon this review, the Company did not identify, other than as described below, any subsequent events that would have required adjustment or disclosure in the audited consolidated financial statements.

At a special meeting of stockholders on October 14, 2021 (the “Special Meeting”), the stockholders of the Company voted and approved Proposal Nos. 1 through 8, including the Bakkt Business Combination. On October 15, 2021, subsequent to October 15, 2021, the Company consummated the previously announced merger (the “Merger”), among other transactions (the Merger and other transactions contemplated by the Merger Agreement, collectively the “Business Combination”), pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 2021 (as amended, the “Merger Agreement”), by and among the Company, Pylon Merger Company LLC, a Delaware corporation and direct wholly owned subsidiary of the Company (“Meger Sub”), and Bakkt Opco Holdings, LLC, a Delaware limited liability corporation (f/k/a Bakkt Holdings, LLC) (“Opco”).